EXHIBIT 10.50


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement"), dated as of October 27, 1997, between MARK SHULMAN (the "Executive") and THE TALBOTS, INC., a Delaware corporation (the "Company").

                               W I T N E S S E T H


         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company on the terms, provisions and conditions hereinafter provided;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants and undertakings herein set forth, the parties hereto agree as follows:

         1. Engagement. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, as Executive Vice President, Chief Operating Officer and Chief Merchandising Officer of the Company, on the terms and conditions set forth herein, unless and until such employment hereunder shall have been terminated as provided in this Agreement.

         2. Title and Duties. During his employment by the Company, the Executive shall render his services as Executive Vice President, Chief Operating Officer and Chief Merchandising Officer of the Company, shall perform duties consistent with his title as the President of the Company shall reasonably request, shall serve as a director on the Board of Directors of the Company (the "Board"), so long as the Executive is duly elected by the stockholders of the Company, and shall devote his full business time and best efforts to his duties hereunder and the business and affairs of the Company (except during vacation periods and reasonable periods of illness or other incapacity); provided, however, that the Executive may from time to time engage in such other pursuits, including, without limitation personal legal and personal financial affairs as shall not interfere with the proper performance of his duties and obligations hereunder.

         3. Compensation. As compensation for his services to the Company hereunder, the Company shall pay to the Executive the following:

                  (A) Base Salary

                           (i) The  Executive  shall  receive base salary at the
                  rate of not less than $570,000.00 per annum (the "Base Salary Rate"), payable in substantially equal installments, in accordance with the normal payroll practices of the Company.

                           (ii) The Board, or a duly appointed committee thereof, shall consider, on an annual basis, the nature, extent and advisability, if any, of an increase in the Executive's annual base salary; provided, however, that in no event shall Executive's base salary during the term hereof be less than the Base Salary Rate.

                  (B) Annual Incentive Bonus. The Executive shall be eligible to receive an annual incentive bonus pursuant to the Company's Management Incentive Program, as same may be amended or superseded from time to time (the Management Incentive Program, as same may be amended or superseded from time to time, is hereinafter referred to as the "MIP"). Notwithstanding the foregoing, the Company shall pay the Executive the following minimum guaranteed bonuses: (1) the sum of $40,000 (payable on or before February 28, 1998) for the period November 1, 1997 through February 1, 1998; and (2) the sum of $230,000 ($180,000 of which shall be payable on or before February 28, 1998 and $50,000 of which shall be payable on or before February 28, 1999) for the Company's Fiscal Year 1998. The Executive agrees that his right to receive the guaranteed bonuses provided for in this paragraph is contingent only upon his employment not having been terminated prior to the date payment of the bonus is due, or the closing date of the period in respect of which the bonus is earned, whichever shall first occur, because of his resignation, unless such resignation is with Good Reason (as that term is defined in paragraph 6(H) below), or under paragraphs 6(C) or 6(D) below. The Executive further agrees that if after his receipt of the $180,000 referred to above and before January 31, 1999 he shall resign his employment without Good Reason (as such term is defined in paragraph 6(H) below) or if his employment shall be terminated under paragraphs 6 (C) or 6 (D) (ii) through (ix) below, the Executive shall, within 30 days of such resignation or termination, repay the Company an amount which shall be determined by multiplying $180,000 by a fraction, the numerator of which shall be 365 less the number of days between February 2, 1998 and the date his employment shall terminate and the denominator of which shall be 365.

                  (C) Executive Stock Based Incentive Plan.

                           (i) General. The Executive shall be eligible to receive such incentive compensation as may be awarded from time to time pursuant to the Company's Executive Stock Based Incentive Plan as same may be amended or superseded from time to time (the Executive Stock Based Incentive Plan, as same may be amended or superseded from time to time, is hereinafter referred to as the "Plan"). All awards to the Executive (including those under subparagraph 3(C)(ii) below) shall be subject to the terms of the Plan. The Company agrees that (i) the terms of any grant of stock options the Compensation Committee of the Board (the "Committee") makes to the Executive under the Plan shall provide that upon the termination of the Executive's employment hereunder pursuant to paragraph 6(F) hereof, the Executive's right to exercise any then unexercised, vested stock options shall be a period of not less than three (3) years from the date of such termination, and (ii) the terms of any grant of restricted stock the Committee makes to the Executive under the Plan shall provide for the acceleration of such stock's vesting requirements upon the termination of the Executive's employment hereunder pursuant to paragraph 6(H) hereof.

                           (ii)  Current   Restricted  Stock  and  Stock  Option
                  Awards. Upon commencement of the Executive's employment hereunder, the Company shall make the following awards to the Executive pursuant to the Plan: (a) 6,000 shares of Common Stock of the Company, $0.01 par value per share, at a purchase price to the Executive of $0.01 per share, which shares shall be fully vested and free of any repurchase option; (b) 6,000 shares of Common Stock of the Company, $0.01 par value per share, at a purchase price to the Executive of $0.01 per share, which shares shall be nontransferable until they are fully vested on February 2, 1999 in accordance with the terms of the Restricted Stock Agreement to be executed by the Company and the Executive, and shall be subject to a repurchase option held by the Company and exercisable in certain events specified in the Restricted Stock Agreement; and (c) options to purchase 130,000 (80,000 plus 50,000) shares of Common Stock of the Company, $0.01 par value per share, pursuant to and subject to the terms and conditions of a Nonqualified Stock Option Agreement to be executed by the Company and the Executive, provided the Executive has commenced services hereunder on or before November 17, 1997, the options to purchase the 130,000 shares referred to above shall be granted as of October 27, 1997 with an exercise price equal to the closing price of the Company's common stock on the New York Stock Exchange as of such grant date. If the Executive's services hereunder commence after November 17, 1997, such options shall be granted as of the date such services commence and the exercise price shall be equal to the closing price of the Company's stock on the New York Stock Exchange as of the grant date. The Executive's entitlement to exercise such options shall vest as follows: (i) 33 1/3% of the total shares subject to the option on a date one (1) year following the date used to determine the exercise price as described above; (ii) 33 1/3% of the total shares subject to the option on a date two (2) years following the date used to determine the purchase price as described above; and (iii) 33 1/3% of the total shares subject to the option on a date three
                  (3) years following the date used to determine the exercise price as described above. The Executive agrees that if after his receipt of the restricted stock shares referred to above and within the initial two (2) years of the term hereof he shall resign his employment without Good Reason (as such term is defined in paragraph 6(H) below) or if his employment shall be terminated by the Company under paragraph 6(D) (ii) through
                  (ix) below, the Executive shall, within 30 days of such resignation or termination, repay the Company an amount which shall be determined by multiplying the market value of the vested restricted shares at the close of trading on the New York Stock Exchange on the date of vesting (less the amount paid by the Executive therefor) by a fraction the numerator of which shall be 730 less the number of days between the commencement of the Executive's employment hereunder and the date his employment shall terminate and the denominator of which shall be 730, provided, however, that the Executive shall have the option of fulfilling his obligation hereunder by returning to the Company the number of shares of the Company's common stock determined by multiplying the number of shares provided to the Executive hereunder by a fraction the numerator of which shall be 730 less the number of days between the commencement of the Executive's employment hereunder and the date his employment shall terminate and the denominator of which shall be 730.

                  (D) Profitt's Employment Agreement. The Executive has informed the Company that he has entered into an employment agreement with his current employer, Proffitt's, Inc., ("Proffitt's"), dated June 16, 1997, and has furnished the Company with a true and complete copy thereof (the "Proffitt's Employment Agreement"). In addition to the Company's agreement under Paragraph 7A below to indemnify Executive against any and all claims (not including the Executive's obligation to repay Proffitt's for a $95,000 loan extended by Proffitt's to the Executive) under the Proffitt's Employment Agreement, the Company agrees to pay to the Executive all compensation provided for under article 3 of this Agreement during the period (the "Sidelines Period") during which he is prevented from performing this Agreement by reason of any provision of the Proffitt's Employment Agreement, including without limitation Article 9 thereof, and the Executive and the Company agree that the term of this Agreement shall be extended for the duration of the Sidelines Period. The Executive also has informed the Company that he has entered into an Agreement and Release with Proffitt's and has furnished the Company with a true and complete copy thereof (the "Proffitt's Release"). The Executive and the Company agree that the Company shall pay the sum of $312,500 to the Executive's attorneys, Hofheimer, Gartlir & Gross, to be held in escrow by them until the execution of this Agreement and then to be paid by them to Proffitt's in exchange for a release of the Company and the Executive by Proffitt's of any claims Proffitt's might have against the Company and the Executive arising out of the Executive's employment with Proffitt's, his acceptance of employment with the Company and the Company's employment of the Executive. The Executive further agrees that if within the initial two (2) years of the term hereof, he shall resign his employment without Good Reason (as such term is defined in paragraph 6(H) below) or if his employment shall be terminated by the Company under paragraph 6 (D) (ii) through
(ix) below, the Executive shall, within 30 days of his resignation or termination, repay the Company an amount which shall be determined by multiplying $312,500 by a fraction, the numerator of which shall be 730 less the number of days between the commencement of the Executive's employment hereunder and the date his employment shall terminate and the denominator of which shall be 730.

                  (E) Deferred compensation. The Executive shall be eligible to participate in any deferred compensation program of the Company as may be in effect from time to time.

         4. Benefits. Subject to the provisions of this Agreement, the Company shall provide the following benefits to the Executive for services rendered during the term of his employment hereunder:

                  (A) Insurance and Retirement Benefits. The Executive shall be entitled to such insurance benefits of the Company as may be in effect from time to time and generally available to employees at the senior executive level, including, but not limited to, disability insurance and business travel accident insurance. The Executive shall also be entitled to participate in benefit programs provided by the Company, including, but not limited to, the retirement program, the supplemental retirement program, the R.S.V.P. 401-K Savings Program and the supplemental R.S.V.P. 401-K Savings Program. In addition, nothing herein shall preclude the Executive from receiving any additional compensation in the form of salary, bonuses or otherwise or from participating in any future benefit plan for employees of the Company, in each case as and to the extent approved and determined by the Board.

                  (B) Other Insurance and Welfare Benefits. The Executive shall also be entitled to participate in the following benefits programs: (i) the Company's medical insurance program; (ii) the Company's dental insurance program; and (iii) the Company's Paid Life Insurance Program, pursuant to which the Company shall pay all premiums on behalf of the Executive for a term life insurance policy on the life of the Executive with coverage in an amount equal to the Executive's annual base salary for one (1) year, at the rate then in effect during the coverage of such policy.

                  (C) Automobile Program, The Executive shall be entitled to participate in the Company's Executive Automobile Program, pursuant to which the Company, at the Executive's election, shall either: (i) provide the Executive with an automobile (which automobile shall be replaced every (2) years) for his use with a value, when new, of up to $31,700 and shall reimburse the Executive for all such costs and expenses associated with such automobile (including, but not limited to, automobile insurance, repairs, and gas), or (ii) provide the Executive with a monthly automobile allowance, which allowance shall be based upon the annualized imputed value of the automobile to which the Executive is entitled under such program. The value of the automobile to which the Executive is entitled shall be subject to an annual review and may be increased at the discretion of the Board, in accordance with the terms of the Company's Executive Automobile Program; provided, however, the Executive shall be entitled to receive any benefit to which participants in the Company's Executive Automobile Program may from time to time hereafter generally become entitled thereunder that is broader or greater than the benefits to which participants are currently generally entitled (e.g., an across-the-board increase in the value of automobiles received under such Program).

                  (D) Financial Counseling Program. The Executive shall be entitled to participate in the Company's Key Management Financial Counseling Program. The Executive's initial annual allowance shall be $2,500 per calendar year, which allowance shall be subject to periodic review by the Board and may be increased at the discretion of the Board, in accordance with the terms of the Key Management Financial Counseling Program.

                  (E) Vacation. The Executive shall be entitled to an aggregate of not less than four (4) weeks of paid vacation in each full calendar year during the Executive's employment hereunder.

                  (F) Employee Discount. The Executive shall be entitled to receive the benefit of any Company Discount which may be in effect from time to time and is generally available to the employees of the Company. The Company Discount is currently 40%.

                  (G) Relocation. The Executive shall be entitled to reimbursement for expenses attributable to the relocation of the Executive's principal residence from Houston, Texas to the Boston, Massachusetts metropolitan area in accordance with the terms of the Company's Executive Relocation Policy (the "Relocation Policy"). The Executive agrees that if after his receipt of any payments or benefits under the Relocation Policy and within the initial two (2) years of the term hereof, he shall resign his employment without Good Reason (as such term is defined in paragraph 6(H) below) or his employment shall be terminated under paragraph 6(D)(ii) through (ix) below, the Executive shall, within 30 days of his resignation or termination, repay the Company an amount which shall be determined by multiplying the amount of such payments and benefits by a fraction, the numerator of which shall be 730 less the number of days between the commencement of the Executive's employment and the date his employment shall terminate and the denominator of which shall be 730.

         5. Expenses. The Executive is authorized to incur and the Company shall either pay directly or reimburse the Executive for ordinary and reasonable expenses in connection with the performance of his duties hereunder, including, without limitation, expenses for (A) transportation, (B) business meals, (C) travel and lodging, and (D) similar items. The Executive agrees to comply with the Company policies with respect to record keeping in connection with such expenses.

         6. Termination of Employment. The following provisions set forth the terms and conditions pursuant to which the employment of the Executive hereunder may be terminated:

                  (A) The employment of the Executive hereunder may be terminated by the Company or the Executive at any time, subject to the Company's providing all of the compensation and benefits herein specified in accordance with the terms hereof.

                  (B) The employment of the Executive hereunder may be terminated by the Company or the Executive on or after the normal retirement date of the Executive under the Company's Pension Plan and Supplemental Retirement Plan or any successor or substitute plan.

                  (C) The employment of the Executive hereunder shall be terminated upon the death of the Executive.

                  (D) The employment of the Executive hereunder may be terminated by the Company in the event of the occurrence of any of the following conditions or events provided the President and CEO shall have given the Executive at least 10 business days prior notice of the claimed occurrence:

                           (i) the  failure of the  Executive  substantially  to
                  perform his duties hereunder as a result of physical incapacity for a continuous period of at least six (6) months after he has become eligible for the Company's long-term disability benefits (any dispute as to the Executive's incapacitation shall be resolved by an independent physician, reasonably acceptable to the Executive and the Board, whose determination shall be final and binding upon both the Executive and the Company);

                           (ii) continual failure of the Executive substantially
                  to perform his material duties hereunder, other than as a result of incapacity due to physical or mental illness, which failure continues uncured after a written demand for substantial performance is delivered to the Executive by the President and Chief Executive Officer which states the dates and instances of prior non-performance by the Executive;

                           (iii) habitual drunkenness;

                           (iv) the unlawful  use or  possession  of  controlled
                  substances;

                           (v) the  commission by the Executive of repeated acts
                  of material misconduct including excessive absenteeism not related to illness or vacations, which acts have a materially adverse effect on the Company but only after notice to the Executive from the President and Chief Executive Officer followed by a repetition of such misconduct;

                           (vi) the conviction of the Executive of a felony;

                           (vii) dishonesty in material respects in matters relating to the Company;

                           (viii) continuous  conflicts of interest after notice
                  in writing to the Executive from the Board; or

                           (ix) any other  material  breach of this Agreement by
                  the Executive, but only after notice to the Executive from the President and Chief Executive Officer and the Executive's failure to cure the breach within thirty (30) days of the notice or repetition of a previously committed breach. Upon or after the date of occurrence of any of the events or conditions described above, the Company may deliver written notice to the Executive of its election to terminate his employment hereunder.

                  (E) In the event that the Executive's employment hereunder is terminated pursuant to paragraphs (B), (C) or (D) above or by the Executive without Good Reason (as such term is defined in paragraph (H) below), the Company shall be under no further obligation to the Executive pursuant to the terms of this Agreement except to pay the Executive, on the effective date of such termination (or, in the event of a termination pursuant to paragraph (C) above, to pay the Executive's estate or legal representative, as soon as reasonably practicable after the Executive's death) (i) salary for services rendered up to and including the date of termination, (ii) reimbursement for expenses incurred by the Executive pursuant to paragraph 5 hereof up to and including the date on which his employment is terminated, and (iii) any and all compensation to which the Executive may be entitled as of the date of termination pursuant to the Plan or any other compensation or benefit plan to the extent permitted by such plans.

                  (F) In the event that the Executive's employment hereunder is terminated and such termination is not a result of an event or condition referred to in paragraph (E) above, the following shall occur: (i) the Company shall pay to the Executive on the effective date of such termination (a) salary for services rendered up to and including the date of termination, (b) reimbursement for expenses incurred by the Executive pursuant to paragraph 5 hereof up to and including the date on which his employment is terminated, and
(c) any and all compensation to which the Executive may be entitled as of the date of termination pursuant to the Plan or any other compensation or benefit plan to the extent permitted by such plans; and (ii) the Company shall pay to the Executive, in a single lump payment within thirty (30) days from the effective date of such termination, a separation allowance equal to the product of two (2) multiplied by the sum of: (x) the Executive's annual base salary, at the rate in effect at the time of such termination, and (y) the annual bonus paid or payable to the Executive pursuant to paragraph 3(B) hereof for the last full fiscal year of the Company immediately prior to the effective date of such termination.

                  (G) In the event that the Executive's employment hereunder is terminated including, without limitation, pursuant to paragraph 14 below, and such termination is not a result of an event or condition referred to in paragraph (E) above, the Executive also shall continue to participate, on the same terms and conditions as in effect immediately prior to such termination, in the disability insurance benefit program provided to the Executive pursuant to paragraph 4 (A) hereof and the medical insurance program, the dental insurance program and the Company's Paid Life Insurance Program provided to the Executive pursuant to paragraph 4 (B) hereof from the time of such termination until the earlier of (i) the end of the two (2) year period beginning from the effective date of the termination of the Executive's employment hereunder (the "Two Year Post-Termination Period") or (ii) such time as the Executive is eligible to be covered by a comparable program of a subsequent employer. The Executive agrees to notify the Company promptly if and when he begins employment with another employer and if and when he becomes eligible to participate in any pension or other benefit plans, programs or arrangements of another employer.

                  (H) In the event that there is a Change in Control (as hereinafter defined) , and, within twenty-four (24) months after the occurrence of such Change in Control, the Executive's employment hereunder is terminated either (i) by the Company, and such termination is not a result of an event or condition referred to in paragraph (E) above, or (ii) by the Executive for Good Reason (as hereinafter defined), provided that the Executive shall provide thirty (30) days written notice of such termination, then the following shall occur:

                  (a) the Company shall pay to the Executive on the effective date of such termination (I) salary for services rendered up to and including the date of termination, (II) reimbursement for expenses incurred by the Executive pursuant to paragraph 5 hereof up to and including the date on which his employment is terminated, and (III) from the Benefits Trust (as such term is defined in paragraph 6(I)(a) hereof) and other sources, as applicable, any and all compensation to which the Executive may be entitled as of the date of termination pursuant to the Plan or any other compensation or benefit plan to the extent permitted by such plans; and

                  (b) the Company shall pay to the Executive from the Severance Trust (as such term is defined in paragraph 6(I)(b) hereof) and other sources if the monies paid into the Severance Trust at the time of the Change in Control pursuant to paragraph 6(I)(b) hereof are not sufficient, within thirty (30) days from the effective date of such termination,

                  (I) an amount equal to the product of two (2) multiplied by the sum of:

                           (x) the  Executive's  annual base  salary,  at a rate
                  (the "Severance Rate") equal to the greater of

                           (A) the annual rate in effect on the date one hundred eighty (180) days prior to such termination or

                           (B) the annual rate in effect at the time of such termination, and

                           (y) the maximum bonus payable to the Executive (assuming application of the maximum rates and ratings thereunder) under the MIP in effect as of the last full fiscal year of the Company immediately prior to the effective date of such termination;

                  (II) an amount equal to the maximum bonus payable to the Executive (assuming application of the maximum rates and ratings thereunder) under the MIP for the year in which the Executive's employment was terminated, pro rated for that portion of the year in which the Executive was employed;

                  (III) an amount equal to three (3) times the present value (as calculated by the independent certified public accountant then employed by the Company) of the Executive's accrued benefits under the Company's supplemental retirement plan as of the date on which his employment is terminated; and

                  (c) the Executive shall continue to participate in the programs pursuant to paragraph 6(G) hereof; provided, however, the Executive's participation in such programs shall not end on the earlier of the Two-Year Termination Period or such time as the Executive is eligible to be covered by a comparable program of a subsequent employer, but rather, the Executive shall participate in such benefit programs from the effective date of the termination of his employment under this paragraph 6(H) until the earlier of (i) the end of the twenty-four (24) month period beginning from the date of such termination (the "Twenty-Four Month Post-Termination Period") or (ii) such time as the Executive is eligible to be covered by a comparable program of a subsequent employer; and

                  (d) the Executive shall also continue to participate, on the same terms and conditions as in effect immediately prior to his termination under this paragraph 6(H), in the Company's Executive Automobile Program provided to the Executive pursuant to paragraph 4(C) hereof from the time of such termination until the earlier of (i) the end of the Twenty-Four Month Post-Termination Period or (ii) such time as the Executive is eligible to be covered by a comparable program of a subsequent employer. As used in this Agreement, the term "Change in Control" shall mean: (i) the acquisition
(including as a result of a merger) by any "person" (as such term is used in Sections 3 (a) (9) , 13 (d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or persons "acting in concert" (which for purposes of this Agreement shall include two (2) or more persons voting together on a consistent basis pursuant to an agreement or understanding between them to act in concert and/or as a "group" within the meaning of Sections 13 (d) (3) and 14 (d) (2) of the Exchange Act) , other than the Company or any of its subsidiaries, or JUSCO, (U.S.A.), Inc. or any of its subsidiaries or "affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) (collectively, an "Acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25 percent of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company, and no other stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of a percentage of such securities higher than that held by the Acquiring Person; or (ii) individuals, who, as of the date hereof (the "Effective Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board but, excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) and further excluding any individual who is an "affiliate", "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) or designee of an Acquiring Person having or proposing to acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 10 percent of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company. As used in this Agreement, the term "Good Reason" shall mean the occurrence of any of the following events, other than as a result of the occurrence of any other events or conditions described in paragraph 6(D) hereof: (i) the deprivation of, or the reduction in, or the assignment of duties to the Executive which would be inconsistent with, the Executive's position and responsibilities as indicated in paragraph 2 hereof, or (ii) a relocation of the Company's principal executive offices following the date of the Change in Control to a location greater than forty (40) miles from the location of such offices prior to the Change in Control, or (iii) a reduction by the Company in the Executive's annual base salary as in effect on the date of the Change in Control, or (iv) any failure by the Company to continue in effect any compensation or benefit plan or arrangement (including, without limitation, any such plan or arrangement described herein or any alternative plan providing a comparable level of benefits) in which the Executive is participating at the time of the Change of Control, or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any such plan or arrangement, or (v) the placement of the Executive in the employment of an Affiliate, or (vi) any breach by the Company of any provision of this Agreement. As used in this paragraph, the term "Affiliate" shall mean any other person or entity controlling, controlled by or under common control with, the Company.

                  (I) The Company, on the date of the Change in Control, shall cause the following to occur:

                  (a) the Company shall pay into The Talbots, Inc. Supplemental Benefits Trust (the "Benefits Trust") all monies to which the Executive is entitled under the Plan, any deferred compensation program of the Company, the supplemental R.S.V.P. 401-K Savings Program, and the Company's retirement program (to the extent such monies under such retirement program are not qualified benefits) and supplemental retirement program;

                  (b) the Company shall pay into The Talbots, Inc. Severance Trust (the "Severance Trust"), (I) an amount equal to the Company's good faith estimate of the amount which would be payable to the Executive under paragraphs 6(H)(b)(I) and 6(H)(b)(II) hereof in the event of a termination of the Executive's employment as described in paragraph 6(H) hereof and assuming the Executive would be employed for a period of six (6) months during the year in which the Executive's employment is terminated, (II) an amount equal to the Company's good faith estimate of the amount which would be payable to the Executive under paragraph 6(H)(c) hereof in the event of a termination of the Executive's employment as described in paragraph 6(H) hereof, and (III) an amount equal to three (3) times the present value (as calculated by the independent certified public accountant then employed by the Company) of the Executive's accrued benefits under the Company's supplemental retirement plan as of the date of the Change in Control. In the event that the Executive's employment hereunder is not terminated for 24 months after the Change in Control pursuant to paragraph 6(H) hereof, such monies paid into the Severance Trust on the date of the Change in Control shall revert to the Company.

                  (J) The date of termination of the Executive's employment for purposes of paragraphs (F), (G) and (H)(i) above shall be the date specified in a written notice of termination to the Executive, provided that the Company shall provide at least thirty (30) days written notice of such termination.

                  (K) The Company shall pay all legal fees and expenses that the Executive may incur in any contest of the validity, enforceability or interpretation of, or determinations under, paragraphs 6(H) or 6(I) hereof, regardless of whether the Executive prevails in any such contest.

                  (L) In the event of the termination or expiration of this Agreement for any reason, the Company shall remain forever obligated to effectuate, directly or indirectly through its transfer agent, transfers or sales of shares of the Company's Common Stock, or exercises of options to purchase such shares, to which Executive is entitled pursuant and subject to the terms of this Agreement.

         7. Indemnification.

                  (A) The Company shall indemnify, defend and hold the Executive harmless, to the maximum extent permitted by law, against all judgments, fines, amounts paid in settlement and all reasonable expenses, including attorneys' fees incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that (1) the Executive terminated his employment with Proffitt's, and
(2) the Executive is or was an officer or director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company). All such expenses shall be paid by the Company within 30 days after its receipt of the invoice therefor. In connection with the Company's defense of the Executive pursuant to this paragraph 7(A) , the Company hereby covenants that it shall not agree to any compromise or settlement without the prior written consent of the Executive, that any counsel retained or employed by the Company shall be reasonably acceptable to the Executive, and that the Executive shall have the right to participate in any such defense. Each of the parties hereto shall give prompt notice to the other of any action or proceeding from which the Company is obligated to indemnify, defend and hold harmless the Executive of which it or he (as the case may be) gains knowledge.

                  (B) The Company hereby represents and warrants that the Executive shall be covered and insured up to the maximum limits provided by all insurance which the Company maintains to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors).

         8. Arbitration. Any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement either during or after the term thereof, may be settled by arbitration conducted in the Commonwealth of Massachusetts, in accordance with the Commercial Rules of the American Arbitration Association then in force. The decision of the arbitrator or arbitrators conducting any such arbitration proceedings shall be in writing, shall set forth the basis therefor and such arbitrator's or arbitrators'
decision or award shall be final and binding upon the parties hereto. The parties hereto shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom or which enforcement of such award is sought.

         9. Enforceability. It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof, shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible.

         10. Assignment. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto, and their successors (including successors by merger, consolidation or similar transactions), permitted assigns, executors, administrators, personal representatives, heirs and distributees.

         11. Non-Disclosure. The Executive shall not, at any time during or following the period of employment, disclose, use, transfer or sell, except in the course of such employment, any confidential information or proprietary data of the Company and its subsidiaries so long as such information or data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process or in connection with an administrative proceeding before a governmental agency.

         12. Non-Competition Agreement. In the event the Executive's employment hereunder is terminated by the Executive without Good Reason or by the Company pursuant to an event or condition described in paragraph 6 (B) or 6 (D) hereof, the Executive will not for a period of two years thereafter engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, officer or director of a corporation or as an employee, agent, associate or consultant of any person, partnership or corporation, or any business in competition with the principal businesses carried on by the Company and its subsidiaries taken as a whole in the United States or within any foreign country; provided, however, that ownership of 5% or less of any class of debt or equity securities which are publicly traded shall not be a violation of this paragraph 12.

         13. Taxes.

                  (A) All payments to be made to and on behalf of the Executive under this Agreement will be subject to required withholding of federal, state and local income and employment taxes, and to related reporting requirements.

                  (B) Notwithstanding any other provision of this Agreement, if any of the payments provided for in this Agreement, together with any other payments which the Executive has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Internal Revenue code of 1986, as amended (the "Code") without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), payments pursuant to this Agreement shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

         14. Term. This Agreement shall commence on October 27, 1997 and shall continue in effect until the last day of the Company's fiscal year that ends in January 2001; provided, however, that commencing at the beginning of the Company's fiscal year immediately thereafter and at the beginning of the Company's fiscal year each three years thereafter, the term of this Agreement shall automatically be extended for three additional years unless at least 6 months prior to such date, the Company or the Executive shall have given notice to the other party that this Agreement shall not be extended. It is acknowledged and agreed by the parties hereto that if this Agreement is terminated or not extended by the Company pursuant to this paragraph 14 and not as a result of an event or condition referred to in paragraph 6(E) hereof, the provisions of paragraphs 6(F) and 6(G) hereof shall apply.

         15.   Survival.   Anything  in  paragraph  6  hereof  to  the  contrary
notwithstanding, the provisions of paragraphs 7 through 18 shall survive the expiration or termination hereof, regardless of the reasons therefor.

         16. No Conflict. The Executive and the Company each hereby represents and warrants to the other that the execution, delivery and performance of this Agreement by him or it (as the case may be) shall not violate any agreement or other obligation of any kind, written or oral, to which he or it (as the case may be) is subject.

         17. Miscellaneous.

                  (A) Notices. All notices hereunder shall be given in writing, clearly marked "Personal and Confidential," by personal delivery (which shall include delivery by overnight couriers such as Federal Express), or prepaid registered or certified mail, return receipt requested, to the addresses of the proper parties as set forth below: TO THE EXECUTIVE: Mark Shulman c/o The Talbots, Inc. 175 Beal Street Hingham, MA 02043

                           TO THE COMPANY:

                           The Talbots, Inc.
                           175 Beal Street
                           Hingham, MA 02043
                           Attn:  President and Chief Executive Officer

Any notice given as aforesaid shall be deemed received upon actual delivery. Any party hereto (or any person designated to receive a copy of any notice) may change his or its (as the case may be) designated address by notice served as herein set forth upon the other party designated to receive notice.

                  (B) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be wholly performed in that state without regard to its conflicts of laws provisions.

                  (C) Headings. The paragraph headings contained in this Agreement are for convenience of reference only and are not intended to determine, limit or describe the scope or intent of any provision of this Agreement.

                  (D) Number and Gender. Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

                  (E) Entire Agreement. This Agreement contains the entire understanding between and among the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings and agreements, written or oral, between and among them respecting such subject matter.

                  (F)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original but both of which taken together shall constitute one instrument.

                  (G) Amendments. This Agreement may not be amended except by a writing executed by the party against whom or which such amendment is to be enforced.

                  (H) Expenses. All reasonable legal fees and expenses incurred by the Executive in negotiating and entering into this Agreement will be paid by the Company. In the event a dispute arises regarding the validity, interpretation or enforcement of this Agreement or the right of the Executive to receive or retain any benefit or payment contemplated hereby, all legal fees and expenses incurred by the Executive in seeking to obtain, enforce or retain any right, benefit or payment provided for in this Agreement or in otherwise pursuing or settling any claim hereunder will be paid by the Company, to the extent permitted by applicable law; provided, however, that, except in the event of a dispute following a Change in Control as set forth in paragraph 6(K) hereof, if the Executive does not prevail at least in whole or in part in any proceeding brought by the Executive to enforce a provision of this Agreement, the Executive shall be responsible for the legal fees and expenses incurred by him in connection with such proceeding. All such fees and expenses will be paid by the Company within 30 days after the Company's receipt of the invoices therefor.

                  (I) Termination Without Cause. For purposes of the Plan, "termination without cause" hereunder shall mean termination of the Executive's employment hereunder as result of an event or condition that is not referred to in paragraph 6(E) hereof.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


MARK SHULMAN                          THE TALBOTS, INC.



/s/ Mark Shulman                      By:  /s/ Arnold B. Zetcher
----------------------------             -----------------------
    Mark Shulman                      Name:  Arnold B. Zetcher
                                      Title:  President & CEO